                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Gateway 2000, Inc. on Form S-8, relating to the 1996 Stock Option Plan, of our report dated January 30, 1997, on our audits of the consolidated financial statements of Gateway 2000, Inc. as of December 31, 1996 and 1995 and for the three years ended December 31, 1996, which report is included in its Annual Report on Form 10-K.


                                                        Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.
Omaha, Nebraska
August 8, 1997